                                                                    EXHIBIT 99.8

                         SUNSTONE HOTEL INVESTORS, INC.

                               1994 DIRECTORS PLAN

                    AUTOMATIC DIRECT STOCK ISSUANCE AGREEMENT


                  AGREEMENT made as of this _______ day of __________, 199__ by and between Sunstone Hotel Investors, Inc., a Maryland corporation (the "Corporation"), and 1~ ("Participant"), a participant in the Corporation's 1994 Directors Plan.

                  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

         A.       ISSUANCE OF SHARES.

                  1. ISSUANCE. In consideration for services rendered the Corporation by Participant in his or her capacity as a non-employee member of the Board, 2~ shares of Common Stock (the "Shares") are hereby issued to Participant pursuant to the terms and conditions of the Automatic Stock Issuance Program of Article Three of the Plan.

                  2. ASSIGNMENT SEPARATE FROM CERTIFICATE. Concurrently with the delivery of this Agreement to the Corporation, Participant shall deliver a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Shares.

                  3. PLAN SUMMARY AND PROSPECTUS. Participant acknowledges receipt of a copy of the Plan Summary and Prospectus for the Plan attached hereto as Exhibit II.

         B.       VESTING OF SHARES.

                  1. SHARES SUBJECT TO CANCELLATION. The Shares shall be unvested as of the date hereof. Should Participant cease to remain in Board service prior to the expiration of the six (6)-month period measured from the date hereof, the Shares shall be immediately surrendered to the Corporation for cancellation, and Participant shall have no further stockholder rights with respect to such shares. Upon completion by Participant of six (6) months of service as a Board member following the date hereof, the Shares shall become fully vested shares of Common Stock.

                  2. ESCROW. Until such time as Participant has vested in the Shares, the stock certificates evidencing such shares shall be held in escrow by the Corporation.

                  3. STOCKHOLDER RIGHTS. Until such time as Participant has vested in the Shares, Participant (or any successor in interest) shall have all the rights of a stockholder

(including voting, dividend and liquidation rights) with respect to the Shares, subject, however, to the transfer restrictions of Article C.

                  4. RESTRICTIVE LEGEND. The stock certificates for the Shares shall be endorsed with the following restrictive legend;

                  "These securities are subject to cancellation by the Issuer during the six (6)-month period beginning ____________, 199__ pursuant to the terms and conditions of a written agreement dated as of such date between the Issuer and the registered holder of the securities (or the predecessor in interest to the securities). A copy of such agreement is maintained at the Issuer's principal corporate offices."

                  5. RECAPITALIZATION. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Shares and (ii) the same escrow provisions applicable to the Shares.

                  6. CORPORATE TRANSACTION/CHANGE IN CONTROL. In the event of a Corporate Transaction or a Change in Control, the Shares shall immediately vest in full.

         C.       TRANSFER RESTRICTIONS.

                  1. RESTRICTIONS ON TRANSFER. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Shares until Participant shall have vested in such shares.

                  2. TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to cancellation by the Corporation in accordance with the terms of the Plan and this Agreement, to the same extent such shares would be so subject if retained by Participant.

         D.       SPECIAL TAX ELECTION.

                  The acquisition of the Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code
Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax

                                       2.

consequences applicable to the acquisition of the Shares and the form for making the Code Section 83(b) election are set forth in Exhibit III. PARTICIPANT SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE
SECTION 83(B) ELECTION. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE
SECTION 83(B), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

         E.       MISCELLANEOUS PROVISIONS.

                  1. NO IMPAIRMENT OF RIGHTS. Nothing in this Agreement or in the Plan shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Participant from the Board at any time in accordance with the provisions of applicable law.

                  2. PARTICIPANT UNDERTAKING. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Shares pursuant to the express provisions of this Agreement.

                  3. AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

                  4. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without resort to that State's conflict-of-laws rules.

                  5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  6. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant and Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

                                       3.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                    SUNSTONE HOTEL INVESTORS, INC.


                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------

                                    Address: 300 South El Camino Real, Suite 203
                                             San Clemente, California  92672



                                    -------------------------------------------
                                    FIELD (1)                       PARTICIPANT

                                    Address:
                                            -----------------------------------

                                            -----------------------------------


Print name in exact manner
it is to appear on the
stock certificate:

                                            -----------------------------------

Address to which certificate
is to be sent, if different
from address above:

                                            -----------------------------------

                                            -----------------------------------


Social Security Number:
                                            -----------------------------------

                                       4.

                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



                  FOR VALUE RECEIVED FIELD (1) hereby sell(s), assign(s) and transfer(s) unto Sunstone Hotel Investors, Inc. (the "Corporation"), __________ (________) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No.___________ herewith and do hereby irrevocably constitute and appoint ______________Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: __________                          ____________________________
                                                    Signature





INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this

                                       5.

assignment is to enable the Corporation to transfer any shares which are surrendered for cancellation upon your early termination of Board service without requiring additional signatures.

                                       6.

                                   EXHIBIT II

                PLAN SUMMARY AND PROSPECTUS - 1994 DIRECTORS PLAN

                                   EXHIBIT III

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)      The taxpayer who performed the services is:

         Name:
         Address:
         Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is __________ shares of the common stock of Sunstone Hotel Investors, Inc.

(3)      The property was issued on ____________, 199__.

(4) The taxable year in which the election is being made is the calendar year 199 .

(5) The property is subject to cancellation by the issuer in the event the taxpayer's service with the issuer terminates prior to ____________, 199__.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)      The amount paid for such property is $______________ per share.

(8) A copy of this statement was furnished to Sunstone Hotel Investors, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)      This statement is executed on ________________________, 199_.


__________________________                  __________________________________
Spouse (if any)                             Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                    APPENDIX


                  The following definitions shall be in effect under the
Agreement:

         A.       AGREEMENT shall mean this Automatic Direct Stock Issuance
                  Agreement.

         B.       BOARD shall mean the Corporation's Board of Directors.

         C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                         (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                        (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         D.       CODE shall mean the Internal Revenue Code of 1986, as amended.

         E.       COMMON STOCK shall mean the Corporation's common stock.

         F. CORPORATE TRANSACTION shall mean any of the following stockholder-approved transactions to which the Corporation is a party:

                         (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated;

                         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

                       (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

         G. CORPORATION shall mean Sunstone Hotel Investors, Inc., a Maryland corporation.

         H. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Shares, provided and only if Participant obtains the Corporation's prior written consent to such transfer, or (ii) a transfer of title to the Shares effected pursuant to Participant's will or the laws of intestate succession following Participant's death.

         I. PLAN shall mean the Corporation's 1994 Directors Plan.

         J. SHARES shall have the meaning assigned to such term in Paragraph
A.1.